Exhibit 99.1
Monster Worldwide Reports First Quarter 2009 Results
Total Revenue of $254 Million Consistent with Company’s Expectation
Company Maintains Positive Operating Cash Flow of $14 Million
Net Cash and Securities of $247 Million
Loss Per Share from Continuing Operations of $0.09; Non-GAAP Diluted Earnings Per Share from Continuing Operations at Break-Even
Non-GAAP Operating Expenses Decline 21% Over Prior Year
Company Experiences Continuing Progress and Momentum on Strong User Engagement Metrics Supported by Ongoing Investments
New York, April 30, 2009— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the first quarter ended March 31, 2009.
Sal Iannuzzi, chairman, president and chief executive officer of Monster, said, “As anticipated, the challenging global economy continued to severely impact customer demand during the first quarter of 2009. We were able to leverage the power of our brand to drive awareness and higher levels of user engagement following our new product launch in early January. Our strict and disciplined approach to cost containment enabled us to preserve our liquidity position, maintain necessary investments and report a break-even quarter.”
Total revenue declined 31% to $254 million, compared with $366 million in the comparable quarter of 2008. Monster generated 43% of its revenue outside the United States and total revenue was negatively impacted by $27 million from unfavorable foreign exchange rates.
Careers non-GAAP revenue decreased 34% to $224 million as North America generated revenue of $119 million, compared with $184 million in the prior year period.

International non-GAAP revenue was $105 million, a 32% decline over the prior year period, or a 22% decline excluding currency and the contribution from ChinaHR. Internet Advertising & Fees revenue increased 6% to $32 million over last year’s first quarter.
Consolidated operating expenses were $269 million, and the loss from continuing operations was $10 million, or $0.09 per share, compared to income from continuing operations of $24 million, or $0.19 per diluted share, in the comparable 2008 period. Foreign exchange rates negatively impacted consolidated pre-tax operating income by approximately $2 million, or $0.01 per diluted share. Operating expenses included approximately $27 million of incremental marketing costs that will not recur in any of the next three quarters of 2009.
Income from continuing operations for the three months ended March 31, 2009 includes the following pre-tax pro forma adjustments: $11.0 million of expenses associated with the Company’s restructuring plan; $3.0 million of legal fees, primarily related to the Company’s obligation to indemnify former officers for their defense in connection with the ongoing litigation related to historical stock option grant practices; and a $1.0 million reduction to total revenue due to the purchase accounting adjustment for ChinaHR. As a result, the Company recorded total pre-tax pro forma adjustments of $15.0 million. These pro forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.
On a non-GAAP basis, the Company generated revenue of $255 million and $255 million of operating expenses. In last year’s first quarter, revenue was $366 million and operating expenses were $323 million. Income from continuing operations was essentially break-even, compared to $30 million, or $0.25 per diluted share, in the prior year.

Monster ended the first quarter of 2009 with total available liquidity of $501 million and the Company had net cash and marketable securities of $247 million, compared with $259 million at the end of the 2008 fourth quarter.
During the quarter, the Company borrowed $199 million under its revolving credit facilities, and currently has $254 million classified as total debt on the consolidated balance sheet. Cash flow from operating activities was $14 million, compared to $78 million generated in the prior year period.
Capital expenditures were $15 million, a lower rate than previous quarters, representing the gradual decrease in certain investment project spending. Approximately $89 million of auction rate securities are classified as a long-term asset on the consolidated balance sheet, and are included in the cash and securities balance as of March 31, 2009.
Monster’s deferred revenue balance at March 31, 2009 was $345 million, reflecting global economic weakness, compared with last year’s first quarter balance of $522 million, and $414 million reported for the fourth quarter of 2008.
Mr. Iannuzzi concluded, “While the near-term environment continues to be challenging, we believe that Monster is uniquely qualified to serve its customers on a global basis and achieve market share gains. Our global industry leading position, powerful brand and deep financial resources are unparalleled in the online recruitment industry and provide the foundation for long-term future growth when the economy rebounds.”
Supplemental Financial Information
The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://corporate.monster.com/Q109.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

Conference Call Information
First quarter 2009 results will be discussed on Monster Worldwide’s quarterly conference call taking place on April 30, 2009 at 5:00 PM EDT. To join the conference call, please dial (888) 551-5973 at 4:50 PM EST and reference conference ID# 95433955. For those outside the United States, please dial (706) 643-3467 and reference the same conference ID#. The call will begin promptly at 5:00 PM EDT. Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at http://ir.monster.com. For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #95433955. This number is valid until midnight on May 7, 2009.
Contacts
Investors: Robert Jones, (212) 351-7032, Robert.Jones@monsterworldwide.com
Media: Steve Sylven, (978) 461-8503, Steve.Sylven@monster.com
About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.
Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: costs associated with the Company’s historical stock option grant practices, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to a security breach in August 2007; the strategic restructuring actions initiated in the third quarter of 2007; and the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.
Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. The Company considers net cash and securities to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations. The Company also uses net cash and securities, among other measures, in evaluating its choices for capital deployment. Net cash and securities presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.
Special Note: Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the Company’s historical stock option grant practices, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008

Revenue	$254,403	$366,472

Salaries and related	122,385	140,448
Office and general	62,113	73,899
Marketing and promotion	73,691	111,854
Restructuring and other special charges	11,008	6,927

Total operating expenses	269,197	333,128

Operating (loss) income	(14,794)	33,344

Interest and other, net	1,203	7,383

(Loss) income from continuing operations before income taxes and equity interests	(13,591)	40,727

Income taxes	(4,489)	15,143
Loss in equity interests, net	(1,239)	(1,822)

(Loss) income from continuing operations	(10,341)	23,762

Loss from discontinued operations, net of tax	—	(1,171)

Net (loss) income	$(10,341)	$22,591

Basic (loss) earnings per share:

(Loss) income from continuing operations	$(0.09)	$0.19
Loss from discontinued operations, net of tax	—	(0.01)

Basic (loss) earnings per share	$(0.09)	$0.18

Diluted (loss) earnings per share:

(Loss) income from continuing operations	$(0.09)	$0.19
Loss from discontinued operations, net of tax	—	(0.01)

Diluted (loss) earnings per share	$(0.09)	$0.18

Weighted average shares outstanding:

Basic	118,855	122,711

Diluted	118,855	123,332

Operating (loss) income before depreciation and amortization:

Operating (loss) income	$(14,794)	$33,344
Depreciation and amortization of intangibles	16,320	12,189
Amortization of stock-based compensation	10,348	5,333
Restructuring non-cash expenses	3,668	2,086

Operating income before depreciation and amortization	$15,542	$52,952

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2009	2008
Cash flows provided by operating activities:
Net (loss) income	$(10,341)	$22,591

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	—	1,171
Depreciation and amortization of intangibles	16,320	12,189
Provision for doubtful accounts	4,072	3,564
Non-cash compensation	10,348	6,495
Deferred income taxes	(2,488)	(7,319)
Non-cash restructuring write-offs and loss on disposal of assets	3,690	1,649
Loss in equity interests	1,239	1,822
Changes in assets and liabilities, net of business combinations:
Accounts receivable	72,347	37,848
Prepaid and other	3,246	1,025
Deferred revenue	(63,383)	(2,458)
Accounts payable, accrued liabilities and other	(21,237)	(289)
Net cash used for operating activities of discontinued operations	(77)	(560)

Total adjustments	24,077	55,137

Net cash provided by operating activities	13,736	77,728

Cash flows (used for) provided by investing activities:
Capital expenditures	(14,922)	(20,559)
Purchase of marketable securities	(992)	(149,249)
Sales and maturities of marketable securities	1,425	414,453
Payments for acquisitions and intangible assets, net of cash acquired	—	(61,567)
Cash funded to equity investee	(1,428)	(5,000)

Net cash (used for) provided by investing activities	(15,917)	178,078

Cash flows provided by (used for) financing activities:
Proceeds from borrowings on credit facilities short-term	199,203	—
Repurchase of common stock	(1,907)	(79,469)
Payments on debt obligations	(5)	(80)
Proceeds from exercise of employee stock options	9	418
Excess tax benefits from equity compensation plans	4	61

Net cash provided by (used for) financing activities	197,304	(79,070)

Effects of exchange rates on cash	(6,327)	10,256

Net increase in cash and cash equivalents	188,796	186,992
Cash and cash equivalents, beginning of period	222,260	129,744

Cash and cash equivalents, end of period	$411,056	$316,736

Free cash flow:

Net cash provided by operating activities	$13,736	$77,728
Less: Capital expenditures	(14,922)	(20,559)

Free cash flow	$(1,186)	$57,169

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

Assets:	March 31, 2009	December 31, 2008

Cash and cash equivalents	$411,056	$222,260
Available-for-sale securities, current	992	1,425
Accounts receivable, net	294,449	376,720
Available-for-sale securities, non — current	89,196	90,347
Property and equipment, net	154,559	161,282
Goodwill and intangibles, net	936,503	946,881
Other assets	117,339	117,675

Total assets	$2,004,094	$1,916,590

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other	$225,657	$254,425
Deferred revenue	344,905	414,312
Borrowings on credit facilities short-term	254,174	54,971
Non-current income taxes payable	123,385	119,951
Other liabilities	29,838	25,658

Total liabilities	977,959	869,317

Stockholders’ equity	1,026,135	1,047,273

Total liabilities and stockholders’ equity	$2,004,094	$1,916,590

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2009	America	International	Fees	Expenses	Total

Revenue	$119,184	$103,665	$31,554		$254,403
Operating (loss) income	828	(671)	3,557	$(18,508)	(14,794)
OIBDA	12,272	10,749	6,364	(13,843)	15,542

Operating margin	0.7%	-0.6%	11.3%		-5.8%
OIBDA margin	10.3%	10.4%	20.2%		6.1%

	Careers -		Internet
	North	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2008	America	International	Fees	Expenses	Total

Revenue	$183,538	$153,272	$29,662		$366,472
Operating income	39,701	9,643	(1,431)	$(14,569)	33,344
OIBDA	47,602	16,662	792	(12,104)	52,952

Operating margin	21.6%	6.3%	-4.8%		9.1%
OIBDA margin	25.9%	10.9%	2.7%		14.4%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31, 2009				Three Months Ended March 31, 2008
	As	Proforma				Proforma
	Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$254,403	$994	a	$255,397	$366,472	$—		$366,472

Salaries and related	122,385	—		122,385	140,448	93	b	140,541
Office and general	62,113	(3,020	) b	59,093	73,899	(3,527	) b	70,372
Marketing and promotion	73,691	—		73,691	111,854	—		111,854
Restructuring and other special charges	11,008	(11,008	) c	—	6,927	(6,927	) c	—

Total operating expenses	269,197	(14,028)		255,169	333,128	(10,361)		322,767

Operating (loss) income	(14,794)	15,022		228	33,344	10,361		43,705
Operating margin	-5.8%			0.1%	9.1%			11.9%

Interest and other, net	1,203	—		1,203	7,383	—		7,383

(Loss) income from continuing operations before income taxes and equity interests	(13,591)	15,022		1,431	40,727	10,361		51,088

Income taxes	(4,489)	4,962	d	473	15,143	3,852	d	18,995
Losses in equity interests, net	(1,239)	—		(1,239)	(1,822)	—		(1,822)

(Loss) Income from continuing operations	$(10,341)	$10,060		$(281)	$23,762	$6,509		$30,271

Diluted (loss) earnings per share from continuing operations *	$(0.09)	$0.08		$(0.00)	$0.19	$0.05		$0.25

Weighted average shares outstanding:
Diluted	118,855	118,855		118,855	123,332	123,332		123,332
Note Regarding ProForma Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
ProForma adjustments consist of the following:

a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to our acquisition of China HR.

b	Costs associated with the ongoing investigation into the Company’s historical stock option granting practices, net of reimbursements, and costs associated with the remediation of a security breach related to the Company’s resume database in August 2007.

c	Restructuring related charges pertaining to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

d	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interests.

*	Diluted earnings per share may not add in certain periods due to rounding. Diluted shares used for proforma presentation are the same as reported diluted shares.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

	Careers -		Internet
	North	Careers -	Advertising	Corporate
Three Months Ended March 31, 2009	America	International	& Fees	Expenses	Total

Revenue — GAAP	$119,184	$103,665	$31,554		$254,403
Proforma Adjustments	—	994	—		994

Revenue — Non GAAP	$119,184	$104,659	$31,554		$255,397

Operating (loss) income — GAAP	$828	$(671)	$3,557	$(18,508)	$(14,794)
Proforma Adjustments	2,272	8,084	446	4,220	15,022

Operating (loss) income — Non GAAP	$3,100	$7,413	$4,003	$(14,288)	$228

Operating margin — GAAP	0.7%	-0.6%	11.3%		-5.8%
Operating margin — Non GAAP	2.6%	7.1%	12.7%		0.1%

	Careers -		Internet
	North	Careers -	Advertising	Corporate
Three Months Ended March 31, 2008	America	International	& Fees	Expenses	Total

Revenue	$183,538	$153,272	$29,662		$366,472

Operating income (loss) — GAAP	$39,701	$9,643	$(1,431)	$(14,569)	$33,344
Proforma Adjustments	3,254	3,302	822	2,983	10,361

Operating income (loss) — Non GAAP	$42,955	$12,945	$(609)	$(11,586)	$43,705

Operating margin — GAAP	21.6%	6.3%	-4.8%		9.1%
Operating margin — Non GAAP	23.4%	8.4%	-2.1%		11.9%